UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2008

PACIFIC COAST NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-51960	61-1453556
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
905 Calle Amanecer, Suite 100 San Clemente, California 92673-6275
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (949) 361-4300

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         On  February 20, 2008, Pacific Coast National Bancorp (the “Company”) issued a press release announcing its plan for leadership succession for the Company and the Company's subsidiary, Pacific Coast National Bank (the “Bank”), in connection with the future retirement of its Chief Executive Officer, Colin M. Forkner, from active employment.  In connection with this matter, the Board of Directors of the Bank acted at its meeting on February 14, 2008 to provide for the expiration of Mr. Forkner’s employment agreement with the Bank effective upon his planned retirement on May 16, 2008. Mr. Forkner will continue as Vice Chairman of the Boards of Directors of the Company and the Bank. The Company  designated its President, Michael S. Hahn, to become President and Chief Executive Officer of the Company and the Bank upon Mr. Forkner’s retirement.  Information regarding Mr. Hahn’s age and business experience and the terms of his current employment agreement with the Bank are contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2007 under the headings “Proposal One: Election of Directors—Nominees” and “Executive Compensation—Employment Agreements,” which information is incorporated herein by reference.    A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release dated February 20, 2008

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PACIFIC COAST NATIONAL BANCORP
Dated: February 21, 2008	By:	/s/ Michael S. Hahn
	Name:	Michael S. Hahn
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 20, 2008